As filed with the Securities and Exchange Commission on October 15, 2002

                            File No. 333- [_________]

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            FAUQUIER BANKSHARES, INC.
                            ------------------------
              (Exact name of registrant as specified in its charter)

                VIRGINIA                                   54 - 1288193
                --------                                   ------------
      (State or other jurisdiction                       (I.R.S. Employer
    of incorporation or organization)                   Identification No.)

   10 Courthouse Square, Warrenton, Virginia                  20186
   -----------------------------------------                  -----
   (Address of Principal Executive Offices)                 (Zip Code)

                     Non-Employee Director Stock Option Plan

            The Omnibus Stock Ownership and Long Term Incentive Plan

                       Director Deferred Compensation Plan

                            (Full Title of the Plans)

                                C. Hunton Tiffany
                            Fauquier Bankshares, Inc.
                              10 Courthouse Square
                               Warrenton, VA 20186
                     (Name and address of agent for service)

                                 (540) 347-2700
           (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------    -------------   -----------     ---------      ------------
                                    Proposed
                                    maximum      Proposed
Title of             Amount         offering      maximum        Amount of
securities to        to be           price       aggregate      registration
be registered      registered(1)   per unit(2)   offering           fee
---------------    -------------   -----------   -----------    ------------
---------------    -------------   -----------   -----------    ------------
Common Stock,         785,280        $14.42      $11,323,737      $1,041.78
$3.13 par value
---------------    -------------   -----------   -----------    ------------
(1) Based on the maximum number of 105,280 shares issuable under the options granted under the Non-Employee Director Stock Option Plan; 580,000 under the Omnibus Stock Ownership and Long Term Incentive Plan; and 100,000 under the Director Deferred Compensation Plan, as of the effective date of this Registration Statement.

(2) Estimated solely for the purposes of calculating the registration fee as contemplated by Rule 457 of the Securities Act of 1933, as amended, and based on the average of the bid and asked prices of Fauquier Bankshares, Inc. common stock as of October 9, 2002, as reported on the Nasdaq SmallCap Market System.


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.    PLAN INFORMATION.

         Not required to be filed.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Fauquier Bankshares, Inc. ("Fauquier") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this registration statement and made a part hereof: (a) Fauquier's Form 10-K for the year ended December 31, 2001; (b) Fauquier's Form 10-Q for the quarter ended March 31, 2002; (c) Fauquier's Form 10-Q for the quarter ended June 30, 2002; (d) Fauquier's Forms 8-K filed on January 22, 2002, April 19, 2002, and August 19, 2002; and (e) Fauquier's Form 10 Registration Statement filed April 16, 1999, which contains the description of Fauquier's common stock, including any amendments and reports filed for the purpose of updating such description.

         In addition, all documents subsequently filed by Fauquier pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

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ITEM 4.   DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 10 of the Virginia Stock Corporation Act allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his or her conduct was unlawful. Article 9 of the Virginia Stock Corporation Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of the criminal law.

         Fauquier's Articles of Incorporation state that each director and officer shall be indemnified by Fauquier against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been such a director or officer, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, except in relation to matters as to which he shall have been finally adjudged to be liable by reason of having been guilty of gross negligence or willful misconduct in the performance of his duties as such director or officer. Further, in the event of any other judgment against such director or officer or in the event of a settlement, the indemnification shall be made only if Fauquier shall be advised, in case none of the persons involved shall be or have been a director of Fauquier, by the Board of Directors, and otherwise by independent counsel to be appointed by the Board of Directors, that in its or his opinion such director or officer was not guilty of gross negligence or willful misconduct in the performance of his duties, and, in the event of a settlement, that such settlement was, or if still to be made is, in the best interests of Fauquier. If this determination is to be made by the Board of Directors, it may, as to all questions of law, rely on the advice of independent counsel. Every reference to a director or officer includes every director or officer or former director or officer of Fauquier and every person who may have served at Fauquier's request as a director or officer of another corporation in which Fauquier owned shares of stock or of which it is a creditor or, in the case of a non-stock corporation, to which Fauquier contributes and, in all of such cases, his executors and administrators. The right of indemnification provided is not exclusive of any other rights to which any director or officer may be entitled by Virginia law or otherwise.

         Fauquier maintains a standard policy of officers' and directors' liability insurance.

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ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.   EXHIBITS.

         4(a)     Non-Employee Director Stock Option Plan (filed herewith).

         4(b) The Omnibus Stock Ownership and Long Term Incentive Plan (filed herewith).

         4(c)     Director Deferred Compensation Plan (filed herewith).

         5        Opinion of McGuireWoods LLP (filed herewith).

         23       Consent of YOUNT, HYDE & BARBOUR, P.C. (filed herewith).


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any  prospectus  required by
                  section  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offer.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrenton, Commonwealth of Virginia, on this 15th day of October, 2002.

FAUQUIER BANKSHARES, INC.

By: /s/ C. Hunton Tiffany                                    Date: 10/10/02
   ---------------------------
    C. Hunton Tiffany
    Chairman, President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                            Title                             Date
---------                            -----                             ----

/s/ C. Hunton Tiffany           President,                           10/10/02
---------------------------      Chief Executive Officer
C. Hunton Tiffany                and Director


/s/ Eric P. Graap               Senior Vice President and
---------------------------      Chief Financial Officer             10/10/02
Eric P. Graap                    (Principal Financial and
                                 Accounting Officer)


/s/ Alexander G. Green, Jr.      Director                            10/10/02
----------------------------
Alexander G. Green, Jr.

/s/ Stanley C. Haworth           Director                            10/10/02
----------------------------
Stanley C. Haworth

/s/ John J. Norman, Jr.          Director                            10/10/02
----------------------------
John J. Norman, Jr.

/s/ Douglas C. Larson            Director                            10/11/02
----------------------------
Douglas C. Larson

/s/ C. H. Lawrence, Jr.          Director                            10/14/02
----------------------------
C.H. Lawrence, Jr.

/s/ D. Harcourt Lees, Jr.        Director                            10/10/02
----------------------------
D. Harcourt Lees, Jr.

/s/ Randolph T. Minter           Director                            10/10/02
----------------------------
Randolph T. Minter

/s/ B. S. Montgomery             Director                            10/10/02
----------------------------
B.S. Montgomery

/s/ H. P. Neale                  Director                            10/10/02
----------------------------
H.P. Neale

/s/ Pat H. Nevill                Director                            10/10/02
----------------------------
Pat H. Nevill

/s/ Henry M. Ross                Director                            10/10/02
----------------------------
Henry M. Ross

/s/ H. Frances Stringfellow      Director                            10/10/02
----------------------------
H. Frances Stringfellow

               EXHIBIT INDEX

Exhibit No.    Exhibit

 4(a)          Non-Employee Director Stock Option Plan (filed herewith).

 4(b)          The Omnibus Stock Ownership and Long Term Incentive Plan
                  (filed herewith).

 4(c)          Director Deferred Compensation Plan (filed herewith).

 5             Opinion of McGuireWoods LLP (filed herewith).

23             Consent of YOUNT, HYDE & BARBOUR, P.C. (filed herewith).